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                                                                  EXHIBIT 16(d)

                                 NORTHERN FUNDS
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                                  TOTAL RETURN

                           California Tax-Exempt Fund
                        For the period from April 8, 1997
               (commencement of operations) to September 30, 1997

     Aggregate Total Return = (Ending Redeemable Value/Initial Payment) - 1
                         Aggregate Total Return = 7.66%
                           7.66% = (10,766/10,000) - 1


                                30-DAY SEC YIELD

                           California Tax-Exempt Fund
                 For the 30-day period ended September 30, 1997

                 Total Income - Total Expenses
SEC Yield =  2 [(---------------------------------- +1)(6) - 1]
                 avg. shares outstanding x offering
                 price on 9/30/97

                                SEC Yield = 3.98%


                 $50,587 - $8,812
    3.98% =  2 [(--------------- +1)(6) - 1]
                 1,202,607 x $10.56